EXHIBIT 3 - CORPORATE RESOLUTIONS OF THE KISKIMINETAS SPRINGS SCHOOL


PAINEWEBBER
Established 1879
Member of all principal
security, commodity
and option exchanges


                           CORPORATE RESOLUTIONS

     FULL ACCOUNT TITLE            BRANCH     ACCOUNT NUMBER    BROKER
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  Kiskiminetas Springs School
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I, Lee C.  Crawford  hereby  certify  that I am the  Secretary  of  Kiskiminetas
Springs School ("Corporation") a corporation organized and existing under the laws of the state of Pennsylvania, and that the following resolutions were duly adopted at a meeting of the Board of Directors of the Corporation held on Dec. 13, 1996 at which meeting a quorum was present and voting:

RESOLVED

     1) To open with PaineWebber Incorporated, its successor firms, subsidiaries, correspondents or affiliates ("PaineWebber") a brokerage account for the purchase and sale of securities and other property. "Securities" means, but is not limited to, money, stocks, bonds, options, including stock index options, interest rate options, foreign currency options, and other securities and property.

     2) That the Corporate Officers named in the spaces below are authorized to act on behalf of the Corporation with respect to opening an account, to execute on behalf of the Corporation any and all relevant documents, and to deal with PaineWebber in connection with all aspects of said account singly, with no limits as to the amount thereinafter called "Authorized Person".

                      (AT LEAST TWO TO BE DESIGNATED)

(1)  John A. Pidgeon, President             s/John A. Pidgeon
----------------------------------          -----------------------------------
    (Type Name and Title of Officer)            (Signature of Officer)

(2)  Alan J. Andreini, Chairman,
     Finance Committee                      s/Alan J. Andreini
----------------------------------          -----------------------------------
    (Type Name and Title of Officer)             (Signature of Officer)


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(3)

---------------------------------------         -------------------------------
    (Type Name and Title of Officer)                (Signature of Officer)

(4)
---------------------------------------         -------------------------------
    (Type Name and Title of Officer)                (Signature of Officer)

     3) That PaineWebber is authorized to deal with each Authorized Person, to accept all orders for purchases and sales and all instructions given verbally or in writing by him or her on behalf of the Corporation as the action of the Corporation without further inquiry as to his or her authority: to receive any funds, securities or other property for the account of the Corporation; to honor written instructions from each Authorized Person to deliver either in bearer form, in street certificates, in any names or in any other manner any funds, securities or other property held for the account of the Corporation; to extend loans in connection with the maintenance of a margin account (if applicable); to effect BankCard transactions in connection with the Corporation's account (if applicable), including use of Bank One's Line of Credit in connection with the MasterCard BusinessCard or Gold MasterCard, to honor written instructions from each Authorized Person to write checks against the Corporation's account, and to send all confirmations, notices, demands, statements and other communications to the Authorized Person and to the Corporation, attention:

                         John A. Pidgeon, President
         ---------------------------------------------------------
         (Insert name and position of officer and office location)

     4) That any withdrawals of money, check writing, BankCard purchases (if applicable) and other non-brokerage transactions including but not limited to obtaining letters of credit and other types of credit facilities made on behalf of the Corporation with PaineWebber are ratified, confirmed and approved, and that PaineWebber is authorized to rely upon the authority conferred by these resolutions until PaineWebber receives a certified copy of resolutions of the Corporation's Board of Directors revoking or modifying these resolutions. In the event that PaineWebber, for any reason, is uncertain as to the continuing effectiveness of the authority conferred by these resolutions or any other resolutions of the Corporation, PaineWebber may refrain from taking any action with respect to this account until such time as it is satisfied as to its authority and PaineWebber shall be indemnified against and held harmless from any claims, demands, expenses, loss or damage, including legal fees and costs, resulting from or arising out of its refraining from taking any action.

     5) That the Corporation elects (check box A or B below):

        |_|  A. CASH ACCOUNT
                  OR
        |X|  B. MARGIN ACCOUNT

                To open and maintain a margin account and execute a PaineWebber margin agreement and certifies that the Corporation has full power and authority pursuant to the charter and by-laws for the purchase and sale (including short sales) of securities, borrowing money in connection with the maintenance of a margin account, repaying amounts borrowed and paying interest due thereon.

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     6) That the Corporation also elects to open (check box A, B or C below):

        |_|  A. BUSINESS SERVICES ACCOUNT (BSA)
                           OR
        |_|  B. RESOURCE MANAGEMENT ACCOUNT (RMA)
                           OR
        |_| C. INTERNATIONAL RESOURCE MANAGEMENT ACCOUNT (IRMA) and execute relevant documents and certifies that the Corporation has full power and authority pursuant to its charter and by-laws to open and maintain a BSA/RMA/IRMA and to affect any and all brokerage and non-brokerage transactions in the Corporation's BSA/RMA/IRMA including but not limited to the options selected below (check all boxes that apply):

                |_|  1) Check  Writing   Privilege   and   certifies   that  the
                        Corporation has full power and authority pursuant to its charter and by-laws to write checks on the BSA/RMA/IRMA in the manner described in the Disclosure Document(s) as defined in the BSA/RMA/IRMA Agreement.

                     2) BankCard Privileges and elects (check one box only):

                        |_|  a)  MasterCard   BusinessCard  or  Gold  MasterCard
                                 with  margin  account  and  certifies  that the
                                 Corporation   has  full  power  and   authority
                                 pursuant  to its  charter and by-laws to affect
                                 cash advances and charges on the BSA/RM/IRMA in
                                 the   manner   described   in  the   Disclosure
                                 Document(s)  as  defined  in  the  BSA/RMA/IRMA
                                 Agreement; and that the Corporation has full power and authority pursuant to its charter and by-laws to open and maintain a margin account and execute a PaineWebber margin agreement for the purchase and sale [including short sales] of securities, borrowing money in connection with the maintenance of a margin account, repaying amounts borrowed and paying interest due thereon.

                    OR

                       |_|  b)   MasterCard    BusinessCard  or  Gold MasterCard
                                 with a Line of Credit  and  certifies  that the
                                 Corporation   has  full  power  and   authority
                                 pursuant  to its  charter and by-laws to affect
                                 charges  on  the  BSA/RMA/IRMA  in  the  manner
                                 described   in   the   applicable    Disclosure
                                 Document(s)  as  defined  in  the   SA/RMA/IRMA
                                 Agreement and to affect the borrowing of money in connection with the maintenance of Bank
                                 One's Line of Credit, repaying amounts borrowed and paying interest due thereon.

ATTENTION TRANSFER AGENT

     7) That any Authorized Person is fully authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes,

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         subscription   warrants,   stock   purchase   warrants,   evidence   of
         indebtedness, or other securities now or hereafter standing in the name of or owned by this Corporation, and to make, execute and deliver, under the corporate seal of this Corporation or otherwise, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

     8) That whenever there shall be annexed to any instrument of assignment and transfer, executed pursuant to and in accordance with the foregoing resolution, a certificate of the Secretary or an Assistant Secretary of this Corporation in office at the date of such certificate and such certificate shall set forth these resolutions and shall state that these resolutions are in full force and effect, and shall also set forth the names of the persons who are then officers of this Corporation, then all persons to whom such instrument with the annexed certificate shall thereafter come, shall be entitled, without further inquiry or investigation and regardless of the date of such certificate, to assume and to set in reliance upon the assumption that the shares of stock or other securities named in such instrument were therefore duly and properly transferred, endorsed, sold, assigned, set over and delivered by this Corporation, and that with respect to such securities the authority of these resolutions and of such officers is still in full force and effect.

That the Secretary or an Assistant Secretary of the Corporation is authorized and described to certify to PaineWebber that these resolutions have been duly adopted, are in full force and effect and are in accordance with the provisions of the charter and by-laws of the Corporation.

WITNESS my hand and the seal of the  Corporation at________________________ this
  13th     day of    January  , 19 97 .
--------          -----------      ---

                                                   s/Lee C. Crawford
                                               -----------------------
                                               (SIGNATURE OF SECRETARY)


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